Exhibit 10.1

AMENDMENT NO. 1 TO
UNDERWRITING AGREEMENT

This Amendment No. 1 to Underwriting Agreement (the “Amendment”) is entered into effective as of February 10, 2026 by and between flyExclusive, Inc., a Delaware corporation (the “Company”), and Lucid Capital Markets, LLC (the “Representative”) (each a “Party” and together the “Parties”). All defined terms not otherwise defined herein shall be as defined in the Underwriting Agreement (as defined below).

WHEREAS, the Company and Representative entered into an Underwriting Agreement January 9, 2026 (the “Underwriting Agreement”); and

WHEREAS, the Parties desire to amend the Underwriting Agreement, as permitted by Section 9.4 of the Underwriting Agreement, to reduce the term of the Over-allotment Option from 45 to 30 days, on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the promises and conditions of this Amendment, the Parties hereby agree as follows:

1. Over-allotment Option. Section 1.2.2 of the Underwriting Agreement is hereby amended and restated as follows:

“1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 30 days after the date hereof. The Underwriters shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Pre-Funded Warrants to be purchased and the date and time for delivery of and payment for the Option Shares and/or Option Pre-Funded Warrants (the “Option Closing Date”), which shall not be later than one (1) full Business Day after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counselor at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Securities specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Securities then being purchased as set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Securities, subject, in each case, to such adjustments as the Representative, in its sole discretion, shall determine.”

2. Ratification. Except as expressly amended hereby all of the terms, provisions and conditions of the Underwriting Agreement are hereby ratified and confirmed in all respects by each Party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

3. Entire Agreement. This Amendment and the Underwriting Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

4. Amendments. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all Parties hereto.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each Party hereto shall be entitled to rely on a “PDF” signature of any other Party hereunder as if it were an original.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

flyEXCLUSIVE, INC.

By: /s/ Thomas James Segrave, Jr.

Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer and Chairman

Accepted on the date first above written.

LUCID CAPITAL MARKETS, LLC,

as Representative of the several Underwriters

By: /s/ John Lipman

Name: John Lipman

Title: Head of Capital Markets